EX-10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of December 15, 2023 by and among ROADZEN INC., a British Virgin Islands corporation (the “Company”), and the other party or parties set forth on the signature pages affixed hereto (the “Initial Investors”), as may be amended from time to time to include additional parties (the “Additional Investors”) (each Initial Investor and Additional Investor, an “Investor” and collectively, the “Investor”).

RECITALS

A.
The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and
B.
The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of up to $50,000,000 in principal amount of the Company’s Series A convertible debentures in the form attached hereto as Exhibit A (the “Debentures”).

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in San Francisco, California are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the Company’s ordinary shares, par value $0.0001 per share, issuable upon conversion of the Debentures pursuant to the terms thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means the aggregate amount set forth opposite the Investors’ names on the signature pages attached hereto, which shall represent, with respect to each Investor, the original principal amount of the Debenture being purchased by such Investor.

“Required Consent” means the written consent of the holders of a majority of the aggregate principal amount of the Debentures outstanding at the time of such consent.

“SEC Reports” means the forms, reports, schedules, statements and other documents, including any exhibits thereto, filed by the Company with the SEC since September 20, 2023, together with any amendments, restatements or supplements thereto.

“Securities” means the Debentures and the Conversion Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Debentures.

2.
Purchase and Sale of the Debentures. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Initial Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Initial Investors, Debentures having the respective original principal amounts set forth opposite the Investors’ names on the signature pages attached to this Agreement in exchange for the Purchase Price.
3.
Closings.

3.1 Initial Closing. The closing of the sale of the Debentures to the Initial Investors (the “Initial Closing”) shall occur on the date hereof (the “Initial Closing Date”). At the Initial Closing, each Initial Investor shall deliver to the Company the Purchase Price for such Initial Investor’s Debentures by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery to such Initial Investor at the Initial Closing of such Initial Investor’s Debentures.

3.2 Additional Closings. The Company may issue and sell to Additional Investors (or the Initial Investors), on the terms and conditions of this Agreement, additional Debentures for up to an aggregate Purchase Price, inclusive of the Debentures issued and sold at the Initial Closing, of Fifty Million Dollars ($50,000,000) (the “Purchase Price”). Each Additional Investor shall execute this Agreement in the capacity of an Investor and Exhibit A shall be supplemented to reflect the sale of such additional Debentures, or shall enter into a separate Securities Purchase Agreement with the Company having substantially the same terms as this Agreement. The closing(s) of the purchase and sale of any additional Debentures to be acquired by the Additional Investors from the Company under this Agreement (the “Additional Closing(s)” and, collectively with the Initial Closing, the “Closings”) shall take place on such dates as agreed to by the Company and such Additional Investors. At each Additional Closing each applicable Additional Investor shall deliver to the Company the Purchase Price for such Additional Investor’s Debentures by wire transfer of United States dollars in immediately available funds to the account specified by the Company against delivery to such Additional Investor at the Additional Closing of such Additional Investor’s Debentures.

4.
Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth in the SEC Reports, as of the date of the Closing of such Investor’s purchase of Debentures hereunder:

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or other business entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Valid Issuance. The Debentures have been duly and validly authorized. Upon the conversion of the Debentures in accordance with the terms thereof, the Conversion Shares will be validly issued, fully paid and nonassessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.4 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.5 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Memorandum and Articles of Association, as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any material agreement or material instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.6 No Directed Selling Efforts or General Solicitation. Neither the Company nor to the Company’s Knowledge any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Debentures.

4.7 No Integrated Offering. Neither the Company nor any of its Affiliates, nor to the Company’s Knowledge any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2)(a) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

4.8 Private Placement. Assuming the accuracy of representations and warranties of the Investors contained in this Agreement, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that, as of the date of the Closing of such Investor’s purchase of Debentures hereunder:

5.1 Organization and Existence. Such Investor, if other than an individual, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is or will be a party have been duly authorized and each is, or upon execution and delivery by such Investor will, constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. No consent, approval, authorization, order, filing, registration or qualification of or with any court, government authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Transaction Documents to which such Investor is or will be a party or the performance of such Investor’s obligations hereunder or thereunder.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account and not for the account of others or as nominee or agent, and not with a view to, or for, resale, distribution, syndication, or fractionalization thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Each Investor understands that such Investor’s investment in the Securities being purchased by such Investor from the Company involves a high degree of risk. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed or made any recommendation or endorsement of the Securities being purchased by the Investor from the Company. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Reports. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7 No Public Market. Such Investor understands that no public market exists for the Debentures, and that the Company has made no assurances that a public market will ever exist for the Debentures.

5.8 Legends. It is understood that certificates evidencing the Securities may bear on or more legends, as set forth in the Debentures.

5.9 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

5.10 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a−1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Notwithstanding the foregoing, in the case of an Investor that is a multimanager investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with the Contemplated Transactions (including the existence and terms of the Contemplated Transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect any short sales or similar transactions in the future. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.12.

5.13 OFAC. Such Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Investor is permitted to do so under applicable law. If such Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, such Investor maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, such Investor maintains policies and procedures reasonably designed to ensure that the funds held by such Investor and used to purchase the Debentures were legally derived.

6. Registration Rights. The Company agrees that, within thirty (30) calendar days after each Closing, the Company will file with the Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense) a registration statement, or an amendment to a previously-filed registration statement (as applicable, a “Registration Statement”) registering the resale of the Conversion Shares underlying the Debentures sold at such Closing, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include each Investor’s Conversion Shares in the Registration Statement are contingent upon such Investor furnishing in writing to the Company such information regarding such Investor, the securities of the Company held by such Investor and the intended method of disposition of such Investor’s Conversion Shares as shall be reasonably requested by the Company to effect the registration of the Conversion Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

7.
Miscellaneous.

7.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Consent of the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of the Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, then such notice shall be deemed given upon transmittal thereof, if sent during the recipient’s normal business hours, and if not sent during normal business hours, then on the next Business Day, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Roadzen Inc.

111 Anza Blvd., Suite 109
Burlingame, CA
Attention: Bruce Goldberg
Email: bruce@roadzen.io

with a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
Attention: Jason Simon
Email: simonj@gtlaw.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

7.5 Expenses. The parties to this Agreement shall pay their own costs and expenses in connection herewith.

7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Consent of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

7.7 Publicity. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of the existence and terms of this transaction.

7.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

7.9 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

7.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

7.11 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:

ROADZEN INC.

By: /s/ Rohan Malhotra
Name: Rohan Marhotra
Title: CEO

Signature Page to Securities Purchase Agreement

The Investors:

By:
Name:
Title:

Aggregate
Purchase Price

(Aggregate

Original

Principal

Amount of

Debentures: $

Address for
Notice:

Signature Page to Securities Purchase Agreement

EXHIBIT A

FORM OF DEBENTURE

(See attached)